UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 21, 2010

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850

Houston, Texas 77010

(Address of principal executive offices including Zip Code)

(713) 659-3855

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2010, GeoMet, Inc. (the “Company”) amended the Series A Convertible Redeemable Preferred Stock (“Series A Preferred Stock”) Certificate of Designations to adjust the anti-dilution provision in the Certificate of Designations and further limit the Company’s ability to issue junior securities (including additional shares of common stock) without the consent of holders of a majority of shares of Series A Preferred Stock.

The Certificate of Designations contains an anti-dilution provision that is triggered when the Company issues certain additional securities for consideration per share less than the conversion price of the Series A Preferred Stock. The anti-dilution provision in Section 5(e)(ii) of the Certificate of Designations was amended so that, in the event of such issuance, the conversion price of the Series A Preferred Stock will be reduced to a price determined by multiplying the then-current conversion price by a fraction (a) the numerator of which will be the sum of (i) the number of shares of common stock outstanding, on a fully diluted basis, before the additional issuance plus (ii) the number of shares of common stock which the aggregate consideration received by the Company for the additional issuance would purchase at the conversion price then in effect, and (b) the denominator of which will be the sum of (x) the number of shares of common stock outstanding before the additional issuance plus (y) the number of such additional shares of common stock that were actually issued.

In addition, Section 4(c) of the Certificate of Designations was amended to prohibit the Company from issuing any additional shares of common stock (or securities convertible into common stock) for consideration per share (with regard to securities convertible into common stock, on an as-converted basis) less than the then-current conversion price of the Series A Preferred Stock without the prior vote or consent of holders of a majority of the outstanding shares of Series A Preferred Stock, for so long as at least 750,000 shares of Series A Preferred Stock remain outstanding.

A copy of the Certificate of Amendment to the Certificate of Designations of Series A Preferred Stock is attached to this current report as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document

3.1	Certificate of Amendment to the Certificate of Designations of Series A Convertible Redeemable Preferred Stock, par value $0.001 per share, of GeoMet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: December 28, 2010	By:	/S/ WILLIAM C. RANKIN
	Name:	William C. Rankin
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Document

3.1	Certificate of Amendment to the Certificate of Designations of Series A Convertible Redeemable Preferred Stock, par value $0.001 per share, of GeoMet, Inc.